                               SECURITY AGREEMENT

         This SECURITY AGREEMENT (this "Agreement") is made and entered into as of October 1, 2002 by InKine Pharmaceutical Company, Inc., a New York corporation (the "Grantor"), in favor of S.A.C. Capital Associates, LLC and SDS Merchant Fund, L.P. as the holders of the Amended Notes (each a "Secured Party" and collectively the "Secured Parties").

                                   BACKGROUND

         WHEREAS, the Grantor and the Secured Parties have agreed to amend and restate the notes issued to the Secured Parties under that certain Securities Purchase Agreement dated as of June 15, 2001 (the "Notes," and as amended and restated, the "Amended Notes"); and

         WHEREAS, as collateral security for payment and performance of its obligations with respect to the Amended Notes, the Grantor is willing to grant to the Secured Parties a security interest in all of its personal property and assets.

                                    AGREEMENT

         NOW, THEREFORE, in order to induce the Secured Parties to amend and restate the Notes and in consideration of the premises and the mutual covenants contained herein, the parties hereto hereby agree as follows:

1. COLLATERAL. Except as provided below in this Section 1, as collateral security for the payment and satisfaction of all indebtedness, obligations, and liabilities of every kind and nature (whether primary or secondary, direct or indirect, absolute or contingent, sole, joint, or several, secured or unsecured, similar or dissimilar, or related or unrelated), heretofore, now, or hereafter contracted or acquired, of the Grantor to the Secured Parties (collectively, the "Secured Obligations"), the Grantor hereby affirms, grants, pledges and assigns its pledge and collateral assignment to the Secured Parties and grants to the Secured Parties a continuing first priority (except as expressly set forth herein) security interest in and to all of the following property of the Grantor, whether now owned or existing or hereafter acquired or arising and wheresoever located (all of the same being hereinafter referred to as the "Collateral"): all personal property and fixtures of every kind and nature, including, without limitation all goods (including inventory, equipment and any accessions thereto), instruments (including promissory notes), documents, accounts (including, without limitation, health care receivables), chattel paper (whether tangible or electronic), deposit accounts, letter-of-credit rights (whether or not the letter of credit is evidenced by a writing), commercial tort claims, securities and all other investment property, supporting obligations, any other contract rights or rights to the payment of money, insurance claims and proceeds, and all general intangibles including, without limitation, all payment intangibles, patents, patent applications, trademarks, trademark applications, trade names, copyrights, copyright applications, software, engineering drawings, service marks, customer lists, goodwill, and all licenses, permits, agreements of any kind or nature pursuant to which: (i) the Grantor owns, and (ii) to the extent that Grantor is permitted to so grant, the Grantor possesses, uses or has authority to possess or use property (whether tangible or intangible) of others or others possess, use or have authority to possess or use property (whether tangible or intangible) of the Grantor; and all recorded data of any kind or nature, regardless of the medium of recording including, without limitation, all software, writings, plans, specifications and schematics. Notwithstanding any provision of this Section 1 to the contrary, term "Collateral" shall not include those items set forth on Schedule 1; unless and until such time as the Grantor is able to obtain all required consents in order to permit the Grantor to grant a security interest in such items. In connection with the foregoing, the Grantor shall use reasonable best efforts to obtain all such required consents. The parties hereto agree that, without further action on behalf of the parties hereto, upon the Grantor acquiring such required consents, the definition of Collateral shall include such items set forth on Schedule 1 to the fullest extent permitted by such consent(s).

2. FINANCING STATEMENTS. The Grantor hereby irrevocably authorizes the Secured Parties at any time and from time to time to file in any Uniform Commercial Code jurisdiction any initial financing statements and amendments or continuations thereto that describe the Collateral. At the time of execution of this Agreement, the Grantor shall have furnished the Secured Parties with properly executed financing statements, amendments and assignments as prescribed by the Uniform Commercial Code, as presently in effect in the states where the Collateral is located, prepared and approved by the Secured Parties in form and number sufficient for filing wherever required with respect to the Collateral. The Grantor shall execute and deliver as reasonably required by the Secured Parties any additional financing statements or other documents, together with any necessary amendments or continuation statements so long as this Agreement remains in effect.

3. MAINTENANCE OF SECURITY INTEREST. The Grantor will, from time to time, upon the request of the Secured Parties, deliver specific assignments of Collateral, together with such other instruments and documents, financing statements, amendments thereto, assignments or other writings as the Secured Parties may reasonably request to carry out the terms of this Agreement or to protect or enforce the Secured Parties' security interest in the Collateral. With respect to any and all Collateral to be secured and conveyed under this Agreement, the Grantor agrees to do and cause to be done all things necessary to perfect and keep in full force the security interest granted in favor of the Secured Parties, including, but not limited to, the prompt payment of all fees and expenses incurred in connection with any filings made to perfect or continue a security interest in the Collateral in favor of the Secured Parties. The Grantor agrees to make appropriate entries upon its financial statements and books and records disclosing the Secured Parties' security interest granted hereunder.

4. COVENANTS. The Grantor covenants with the Secured Parties that from and after the date of this Agreement until termination hereof in accordance herewith:

     (a) DEPOSIT ACCOUNTS. With the exception of the account set forth on
Schedule 1, for which the Grantor shall use its reasonable best efforts to obtain a control agreement that is reasonably satisfactory to the Secured Parties, for each deposit account that the Grantor at any time opens or maintains, the Grantor shall, at the Secured Parties' request and option, pursuant to an agreement in form and substance satisfactory to the Secured Parties, cause the depositary bank to agree to comply at any time with instructions from the Secured Parties to such depositary bank directing the disposition of funds from time to time credited to such deposit account, without further consent of the Grantor. The Secured Parties agree with the Grantor that the Secured Parties shall not give any such instructions or withhold any withdrawal rights from the Grantor, unless an Event of Default has occurred and is continuing.

     (b) INVESTMENT PROPERTY. With the exception of those held in the account set forth on Schedule 1, for which the Grantor shall use its reasonable best efforts to obtain a control agreement that is reasonably satisfactory to the Secured Parties, if any securities, whether certificated or uncertificated, or other investment property now or hereafter acquired by the Grantor are held by the Grantor or its nominee through a securities intermediary, the Grantor shall immediately notify the Secured Parties thereof and, at the Secured Parties' request and option, pursuant to an agreement in form and substance satisfactory to the Secured Parties, cause such securities intermediary to agree to comply with entitlement orders or other instructions from the Secured Parties to such securities intermediary as to such securities or other investment property without further consent of the Grantor or such nominee. The Secured Parties agree with the Grantor that the Secured Parties shall not give any such entitlement orders or instructions or directions to any such issuer, securities intermediary or commodity intermediary, and shall not withhold its consent to the exercise of any withdrawal or dealing rights by the Grantor, unless an Event of Default has occurred and is continuing.

5.   GENERAL WARRANTIES AND REPRESENTATIONS

     (a) Except as set forth on Schedule 5(a), the Grantor warrants and represents that it has not granted a security interest in the Collateral to any other person, and that it will defend such Collateral and any products and proceeds thereof against all claims and demands of all persons at any time claiming the same or any interest therein adverse to the Secured Parties other than those set forth on Schedule 5(a). The security interests set forth on
Schedule 5(a) have a priority over the security interests granted hereby.

     (b) The Grantor has the full legal right and power and all authority and approval required to enter into, execute and deliver this Agreement and to perform fully each of its respective obligations hereunder. This Agreement has been duly executed and delivered and constitutes the valid and binding obligation of the Grantor enforceable in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to creditor's rights generally. No approval or consent of any foreign, federal, state, country, local or other governmental or regulatory body, and no approval or consent of any other Person is required in connection with the execution and delivery by the Grantor of this Agreement, and the consummation and performance by each of the undersigned of the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated under this Agreement will not conflict with or result in the breach or violation of any of the terms or conditions of, or constitute (or with notice or lapse of time or both would constitute) a default under any instrument, contract or other agreement to which either the Grantor is a party or by or to which it or its assets or properties are bound or subject or any statute or any regulation, order, judgment or decree of any court or governmental or regulatory body.

     (c) The Grantor's exact legal name is that indicated on the signature page hereof. The Grantor is a corporation organized in the State of New York and its state organizational identification number and federal employer identification number are as set forth in its filings with the United States Securities and Exchange Commission.

6. INVENTORY WARRANTIES AND REPRESENTATIONS. Grantor warrants and represents to the Secured Parties that the total value of its inventory is less than $1,000,000 on the date hereof.

7. EQUIPMENT REPRESENTATIONS AND WARRANTIES. Grantor warrants and represents to the Secured Parties that the total value of its equipment is less than $1,000,000 on the date hereof.

8. CASUALTY AND LIABILITY INSURANCE REQUIRED. The Grantor will keep the Collateral continuously insured against such risks as are customarily insured against by businesses of like size and type engaged in the same or similar operations.

9. EVENTS OF DEFAULT. For purposes of this Agreement, the term "Event of Default" shall be as defined in the Amended Note.

10. RIGHTS AND REMEDIES UPON AN EVENT OF DEFAULT. Upon and after an Event of Default, the Secured Parties shall have all of the rights and remedies of a secured party under the Uniform Commercial Code of the state where such rights and remedies are asserted, or under other applicable law, all of which rights and remedies shall be cumulative, and none of which shall be exclusive, to the extent permitted by law.

11. SUPPLEMENTAL DOCUMENTATION. At the Secured Parties' request, the Grantor shall execute and deliver to the Secured Parties, at any time or times hereafter, all documents, instruments and other written matter that the Secured Parties may request to perfect and maintain perfected the Secured Parties' security interest in the Collateral, in form and substance acceptable to the Secured Parties, and pay all charges, expenses and fees the Secured Parties may reasonably incur in filing any of such documents. Grantor agrees that a carbon, photographic, photostatic, or other reproduction of this Agreement or a financing statement is sufficient as a financing statement and may be filed by the Secured Parties in any filing office.

12. WAIVERS. In addition to the other waivers contained herein, Grantor hereby expressly waives, to the extent permitted by law: presentment for payment, demand, protest, notice of demand, notice of protest, notice of default or dishonor, notice of payments and nonpayments and all other notices and consents to any action taken by the Secured Parties unless expressly required by this Agreement.

13. ANTI-MARSHALLING PROVISIONS. Grantor hereby waives any and all right to require the marshalling of assets in connection with the exercise of any of the remedies permitted by applicable law or provided herein.

14. APPOINTMENT OF THE SECURED PARTIES AS GRANTOR'S LAWFUL ATTORNEY. Without limitation of any other provision of this Agreement, upon and after an Event of Default, Grantor irrevocably designates, makes, constitutes and appoints the Secured Parties (and all Persons designated by the Secured Parties), as

Grantor's true and lawful attorney (and agent-in-fact) to take all actions and to do all things required to be taken or done by Grantor under this Agreement. All acts of the Secured Parties or their designees taken pursuant to this
Section 14 are hereby ratified and confirmed and the Secured Parties or its designees shall not be liable for any acts of omission or commission nor for any error of judgment or mistake of fact or law, other than as a result of its gross negligence or willful misconduct. This power, being coupled with an interest, is irrevocable by Grantor until this Agreement has been terminated in accordance with Section 22 hereof.

15. RIGHTS AND REMEDIES CUMULATIVE; NON-WAIVER; ETC. The enumeration of the rights and remedies of the Secured Parties, set forth in this Agreement is not intended to be exhaustive and the exercise by the Secured Party of any right or remedy shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative, and shall be in addition to any other right or remedy given hereunder, or under any other agreement between Grantor and the Secured Party or which may now or hereafter exist in law or in equity or by suit or otherwise. No delay or failure to take action on the part of the Secured Party in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude other or further exercise thereof or the exercise of any other right, power or privilege or shall be construed to be a waiver of any Event of Default. No waiver by a party hereunder shall be effective unless it is in writing and signed by the party making such waiver, and then only to the extent specifically stated in such writing. No course of dealing between Grantor and the Secured Parties or the Secured Parties' agents or employees shall be effective to change, modify or discharge any provision of this Agreement or to constitute a waiver of any Event of Default. The Secured Parties shall not have any liability for any error, omission or delay of any kind occurring in the handling or liquidation of the Collateral or for any damages resulting therefrom, other than as a result of its gross negligence or willful misconduct.

16. NOTICE. Any notices required or permitted to be given under the terms of this Agreement shall be sent by certified or registered mail (return receipt requested) or delivered personally, by responsible overnight carrier or by confirmed facsimile, and shall be effective five (5) days after being placed in the mail, if mailed, or upon receipt or refusal of receipt, if delivered personally or by responsible overnight carrier or confirmed facsimile, in each case addressed to a party. The addresses for such communications shall be:

         If to the Grantor, to:

         InKine Pharmaceutical Company, Inc.
         1787 Sentry Parkway West
         Building 18, Suite 440
         Blue Bell, Pennsylvania  19422
         Facsimile:  (215) 283-4600
         Attn:  Chief Executive Officer



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


                  with a copy simultaneously transmitted by like means to:

                  Saul Ewing LLP
                  Centre Square West, 38th Floor
                  1500 Market Street
                  Philadelphia, Pennsylvania  19102-2186
                  Telephone: (215) 972-7701
                  Facsimile: (215) 972-1934
                  Attn:  Charles C. Zall, Esquire

         If to the Secured Parties, to:

         S.A.C. Capital Associates, LLC
         c/o S.A.C. Capital Advisors, LLC
         777 Long Ridge Road
         Stanford, Connecticut  06902
         Telephone:  (203) 614-2000
         Facsimile:  (203) 614-2393
         Attention:  General Counsel

         AND

         SDS Merchant Fund, L.P.
         c/o SDS Capital Partners, LLC
         53 Forest Avenue, 2nd Floor
         Old Greenwich, CT 06820
         Telephone:
         Facsimile:
         Attention:  General Counsel

                  with a copy simultaneously transmitted by like means to:

                  Drinker Biddle & Reath LLP
                  One Logan Square
                  18th and Cherry Streets
                  Philadelphia, PA 19103
                  Telephone: (215) 988-2700
                  Facsimile: (215) 988-2757
                  Attention: Stephen T. Burdumy, Esquire

     Each party shall provide notice to the other party of any change in address.

17. DEFINITIONS. All terms defined in Article 9 of the Uniform Commercial Code of the State of New York and used in this Agreement shall have the same definitions herein as specified in Article 9 of the Uniform Commercial Code of the State of New York, and such definitions are hereby incorporated herein by reference and made a part hereof.

18. ENTIRE AGREEMENT. This Agreement, together with the Amended Notes and the Securities Purchase Agreement, constitutes and expresses the entire understanding between the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings, inducements, commitments or conditions, express or implied, oral or written, except as herein or therein contained. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof. Neither this Agreement nor any portion or provision hereof may be changed, altered, modified, supplemented, discharged, canceled, terminated, or amended orally or in any manner other than by an agreement, in writing signed by the parties hereto.

19. SEVERABILITY. The provisions of this Agreement are independent of and separable from each other. If any provision hereof shall for any reason be held invalid or unenforceable, such invalidity or unenforceability shall not affect the validity or enforceability of any other provision hereof, but this Agreement shall be construed as if such invalid or unenforceable provision had never been contained herein.

20. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the successors and assigns of the Grantor, and the rights, remedies, powers, and privileges of the Secured Parties hereunder shall inure to the benefit of the successors and assigns of the Secured Parties; provided, however, that Grantor shall not make any assignment hereof without the prior written consent of the Secured Parties.

21. COUNTERPARTS. This Agreement may be executed in any number of counterparts and all the counterparts taken together shall be deemed to constitute one and the same instrument.

22. TERMINATION; RELEASE. Upon the indefeasible payment in full of all Secured Obligations, this Agreement and all obligations of the Grantor hereunder shall terminate without delivery of any instrument or performance of any act by any party, and the Collateral shall automatically be released from the liens created by this Agreement and all rights to such Collateral shall automatically revert to Grantor. Notwithstanding the immediately preceding sentence, upon such termination of this Agreement, the Secured Parties shall reassign and redeliver such Collateral then held by or for the Secured Parties and execute and deliver to the Grantor such documents as the Grantor shall reasonably request to evidence such termination. Notwithstanding any other provisions of this Agreement to the contrary, this Agreement shall terminate in accordance with the provisions of Section 7 of that certain Restructuring Agreement, dated as of even date herewith, by and among the parties hereto.

23.  GOVERNING LAW.

     (a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed, and to be fully performed, in such state.

     (b) Each party hereby expressly and irrevocably agrees and consents that any suit, action or proceeding arising out of or relating to this Agreement and the transactions contemplated herein may be instituted in any state or federal court sitting in the County of New York, State of New York, United States of America and, by the execution and delivery of this Agreement, each party




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expressly waives any objection that it may have now or hereafter to the laying of the venue or to the jurisdiction of any such suit, action or proceeding, and irrevocably submits generally and unconditionally to the jurisdiction of any such court in any such suit, action or proceeding.

     (c) Each party agrees that service of process may be made by personal service of a copy of the summons and complaint or other legal process in any such suit, action or proceeding, or by registered or certified mail (postage prepaid) to the address of such party provided by Section 16 hereof, or by any other method of service provided for under the applicable laws in effect in the State of New York.

     (d) Nothing contained in subsections (b) or (c) hereof shall preclude any party from bringing any suit, action or proceeding arising out of or relating to this Agreement in the courts of any place where any party or any of such party's property or assets may be found or located. To the extent permitted by the applicable laws of any such jurisdiction, each party hereby irrevocably submits to the jurisdiction of any such court and expressly waives, in respect of any such suit, action or proceeding, the jurisdiction of any other court or courts which now or hereafter, by reason of its present or future domicile, or otherwise, may be available to it.

     (e) IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER OR RELATED TO THIS AGREEMENT OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR THAT MAY IN THE FUTURE BE DELIVERED IN CONNECTION WITH THE FOREGOING, EACH PARTY HEREBY AGREES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY AND EACH PARTY HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY HAVE THAT EACH ACTION OR PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

                     [Remainder of Page Intentionally Blank]



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



         IN WITNESS WHEREOF, the parties have duly executed this Security Agreement on the day and year first written above.



                                      INKINE PHARMACEUTICAL COMPANY, INC.

                                      By:
                                         ---------------------------------------
                                         Name:   Robert F. Apple
                                         Title:  Executive Vice President and
                                                 Chief Financial Officer



                                      SECURED PARTIES:

                                      S.A.C. CAPITAL ASSOCIATES, LLC



                                      By:
                                         ---------------------------------------
                                         Name:
                                         Title:


                                      SDS MERCHANT FUND, L.P.
                                      By: SDS Capital Partners, L.L.C.,
                                      its General Partner



                                      By:
                                         ---------------------------------------
                                         Name:
                                         Title:

                                   Schedule 1
                            Exclusions To Collateral

         All of the Grantors existing lines of credit from and accounts at Merrill Lynch Business Financial Services, Inc. (including affiliates thereof).

                                  Schedule 5(a)
                   Prior Security Interests Granted; Priority

         In connection with the lines of credit and accounts set for on Schedule 1, and any future lines of credit and accounts which the Grantor may obtain, provided such lines of credit and accounts replace Merrill Lynch lines of credit and accounts (or replacements thereof), the Grantor has granted (or in the context of replacement lines of credit and accounts will grant) a security interest in the assets thereof and held therein. The aforementioned security interest has (or in the context of replacement lines of credit and accounts will have) priority over the security interest granted in the Security Agreement to which this Schedule 5(a) is a part of.






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